EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

STAAR Surgical Company
Monrovia, California

We hereby consent to the incorporation by reference of our report dated March 16, 2005 relating to the effectiveness of STAAR Surgical Company’s internal control over financial reporting which appears in Form 10-K.

/s/ BDO Seidman, LLP

Los Angeles, California
May 3, 2005